Exhibit 99.1

NEWS RELEASE

FOR FURTHER INFORMATION CONTACT:

Stephen M. Merrick	Catherine E. Lawler
Executive Vice President	Investor Relations
(847) 382-1000	(847) 671-1177

CTI Industries Corporation Announces
Presentation at the Wall Street Analyst Forum in New York City

FOR IMMEDIATE RELEASE
Friday September 5, 2008

BARRINGTON, IL, September 5, 2008 -- CTI Industries Corporation (NASDAQ Capital Market - CTIB), a manufacturer and marketer of metalized balloons, latex balloons, novelty items, packaging and storage bags and pouches and printed and laminated films, today announced that Stephen M. Merrick, the Company’s Executive Vice President, and Timothy Patterson, the Company’s Vice President of Finance and Administration, will present the Company’s general business outlook with investors and financial analysts on Monday, September 8, 2008, at the Wall Street Analyst Forum in New York City.

The presentation will be webcast live that day beginning at 9:10 a.m. Eastern standard time. Interested parties may access the webcast on the Wall Street Analyst Forum website.

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CTI Industries is one of the leading manufacturers and marketers of metallized and latex balloons, develops, produces and markets bags and pouches for storage and packaging applications and produces laminated and printed films for commercial uses. CTI markets its products throughout the United States and in a number of other countries.

This press release may contain forward-looking statements within the meaning of Section 17A of the Securities Act and Section 21E of the Securities Exchange Act. Actual results could differ materially from those projected in the forward-looking statements, which involve a number of risks and uncertainties, including (i) the risks of generating and maintaining sales in a highly competitive market, (ii) the ability of the Company to enter into or maintain contracts or relationships with customers, distributors, licensors and suppliers, (iii) manufacturing risks, as well as other risks and uncertainties reported by the Company in its SEC filings, and such statements should also be considered in conjunction with cautionary statements contained in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K.